Exhibit 99.1
SILVERLEAF RESORTS, INC.
1221 River Bend Drive, Suite 120
Dallas, Texas 75247
Silverleaf Resorts, Inc. to be Acquired by
An Affiliate of Cerberus Capital Management L.P.
DALLAS—(BUSINESS WIRE) — February 3, 2011 — Silverleaf Resorts, Inc. (NASDAQ: SVLF) a leader in the development, marketing and operation of timeshare resorts, announced today that it has entered into a definitive agreement to be acquired by SL Resort Holdings Inc., an affiliate of Cerberus Capital Management, L.P. (“Cerberus”).
The transaction has been approved by Silverleaf’s Board of Directors, and the Board will be recommending that Silverleaf’s shareholders approve the transaction. Under the agreement, Silverleaf shareholders will receive, at the closing, $2.50 in cash for each share of Silverleaf common stock they own, representing a premium of approximately 75% based on the closing trading price of $1.43 of Silverleaf common stock on February 3, 2011. Cerberus has agreed to provide equity financing for the full amount of the merger consideration.
Thomas Morris, Executive Vice President — Capital Markets and Strategic Planning of Silverleaf said, “Our Board of Directors and our management team believe that following a review of strategic alternatives this merger transaction is the best approach to maximize shareholder value and is in the best interests of Silverleaf’s shareholders, timeshare owners, and employees. We look forward to working with Cerberus to effect a smooth transition.”
“Cerberus is pleased to be investing in a company with an outstanding management team and proven track-record of success in the vacation ownership industry,” said Timothy F. Price, a Cerberus Managing Director and spokesman. “The family of resorts under the Silverleaf banner has a long history of providing members with convenient, high-quality vacation experiences at affordable prices. We look forward to supporting the Company’s management team and dedicated employees as they work to ensure that the Company’s members continue to enjoy great vacations for years to come.”
The Silverleaf Board of Directors has received an opinion from its financial advisor, Gleacher & Company Securities, Inc., that the consideration to be paid to Silverleaf shareholders in the transaction is fair from a financial point of view.
Silverleaf has engaged Gleacher & Company Securities, Inc. as its financial advisor in connection with the proposed merger.
Completion of the transaction is subject to customary closing conditions, including approval by the Company’s shareholders. Silverleaf intends to hold a special meeting of its shareholders for the purpose of approving the merger as promptly as possible. Upon completion of the transaction, Silverleaf will become a private company, wholly-owned by Cerberus, and its common stock will no longer be traded on NASDAQ.
Robert E. Mead, the Chairman of the Board of Directors and Chief Executive Officer of Silverleaf, has entered into a Voting Agreement with Cerberus pursuant to which he has agreed to vote shares beneficially owned by him representing 24.5% of the outstanding shares of Silverleaf in favor of the transaction.

About Silverleaf Resorts
Based in Dallas, Texas, Silverleaf Resorts, Inc. currently owns and operates timeshare resorts with a wide array of country club-like amenities, such as golf, clubhouses, an indoor water park, swimming, tennis, boating, and many organized activities for children and adults. For additional information, please visit www.silverleafresorts.com.
About Cerberus Capital Management, L.P.
Cerberus Capital Management, L.P., along with its affiliates, is one of the world’s leading private investment firms with approximately $23 billion under management in funds and accounts. Through its team of investment and operations professionals, Cerberus specializes in providing both financial resources and operational expertise to help transform undervalued companies into industry leaders for long-term success and value creation. Cerberus holds controlling or significant minority interests in companies around the world. Cerberus is headquartered in New York City with affiliate and/or advisory offices in the United States, Europe, the Middle East and Asia. For more information, visit www.cerberuscapital.com.
Forward-Looking Statements
This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the Company and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include: failure to obtain stockholder approval of the proposed Merger; failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information and Where to Find It
In connection with the proposed Merger and required stockholder approval, the Company will file a proxy statement with the SEC. The definitive proxy statement will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER.. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting Silverleaf Resorts, Inc., Attn: Corporate Secretary, Silverleaf Resorts, Inc., 1221 River Bend Drive, Suite 120, Dallas Texas 75247. Our filings with the SEC are also available on our website at www.silverleafresorts.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Media Contacts:

For Silverleaf:

Thomas J. Morris:	+1 (214) 631-1166 x2218

For Cerberus:

Peter Duda:	+1 (212) 445-8213
John Dillard:	+1 (212) 445-8052
Cerberus Media Line:	+1 (212) 891-1558
403982